Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-95855 on Form S-8 of our report dated June 29, 2007, appearing in this Annual Report on Form 11-K of Apogee Enterprises, Inc. 401(k) Retirement Plan for the year ended December 31, 2006.

Deloitte & Touche LLP

Minneapolis, MN

June 29, 2007